EXHIBIT 99.1

UNAUDITED RECONCILIATION OF FINANCIAL DATA

The following tables present the historical unaudited financial information for the Apollo Operating Group as of and for the three months ended March 31, 2015. The Apollo Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Apollo Operating Group has been reconciled to Apollo Global Management, LLC’s financial statements for the relevant periods.

	For The Three Months Ended March 31, 2015
	Total Apollo Operating Group Consolidated	VIE and Consolidated Funds	Other(1)	Total Apollo Global Management, LLC Consolidated
	(dollars in thousands)
Statement of Operations
Revenues:
Advisory and transaction fees from affiliates	$9,543	$—	$(1,000)	$8,543
Management fees from affiliates	225,804	(31)	(16,566)	209,207
Carried interest income (loss) from affiliates	68,592	—	(9,524)	59,068
Total Revenues	303,939	(31)	(27,090)	276,818
Expenses:
Compensation and benefits:
Salary, bonus and benefits	87,633	—	—	87,633
Equity-based compensation	20,103	—	—	20,103
Profit sharing expense	48,629	—	—	48,629
Total Compensation and Benefits	156,365	—	—	156,365
Interest expense	7,440	—	—	7,440
General, administrative and other	22,715	204	—	22,919
Professional fees	14,964	269	—	15,233
Occupancy	9,958	—	—	9,958
Placement fees	1,520	—	—	1,520
Depreciation and amortization	10,740	—	238	10,978
Total Expenses	223,702	473	238	224,413
Other Income (Loss):
Net income (loss) from investment activities	1,761	10,900	25	12,686
Net gains (losses) from investment activities of consolidated variable interest entities	—	107,183	27,520	134,703
Income (loss) from equity method investments	(72)	25	(1,267)	(1,314)
Interest income (loss)	772	382	(429)	725
Other income (loss), net	4,874	—	—	4,874
Total Other Income (Loss)	7,335	118,490	25,849	151,674
Income (Loss) before income tax benefit (provision)	87,572	117,986	(1,479)	204,079
Income tax benefit (provision)	(874)	—	(4,640)	(5,514)
Net Income (Loss)	86,698	117,986)	(6,119)	198,565
Net income (loss) attributable to Non-controlling Interests	(50,895)	(116,743)	—	(167,638)
Net Income (Loss) Attributable to Apollo Global Management, LLC	$35,803	$1,243	$(6,119)	$30,927

(1)	Includes eliminations for VIE and Fund consolidation and entities not included in the Apollo Operating Group.

	As of March 31, 2015
	Total Apollo Operating Group Consolidated	VIE and Consolidated Funds	Other(1)	Total Apollo Global Management, LLC Consolidated
	(dollars in thousands)
Statement of Financial Data
Assets:
Cash and cash equivalents	$928,840	$—	$176	$929,016
Cash and cash equivalents held at Consolidated Funds	—	840	—	840
Restricted cash	6,247	—	—	6,247
Investments	925,514	2,186,262	(159,561)	2,952,215
Assets of consolidated variable interest entities
Cash and cash equivalents	—	671,067	—	671,067
Investments, at fair value	—	16,360,629	(288)	16,360,341
Other assets	—	715,424	(692)	714,732
Carried interest receivable	946,122	—	(49,941)	896,181
Due from Affiliates	418,238	—	(140,297)	277,941
Fixed assets, net	35,864	—	210	36,074
Deferred tax assets	12,529	—	577,710	590,239
Other assets	71,416	4,796	35,781	111,993
Goodwill	88,851	—	(39,608)	49,243
Intangible assets, net	51,672	—	—	51,672
Total Assets	$3,485,293	$19,939,018	$223,490	$23,647,801
Liabilities and Shareholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$41,605	$494	$6,931	$49,030
Accrued compensation and benefits	53,923	—	—	53,923
Deferred revenue	220,665	—	—	220,665
Due to affiliates	49,985	599	509,149	559,733
Profit sharing payable	463,410	—	—	463,410
Debt	1,030,093	—	—	1,030,093
Liabilities of consolidated variable interest entities:
Debt, at fair value	—	14,730,952	(47,417)	14,683,535
Other liabilities	—	744,899	(186)	744,713
Due to affiliates	—	59,888	(59,888)	—
Other liabilities	38,059	5,867	—	43,926
Total Liabilities	1,897,740	15,542,699	408,589	17,849,028
Shareholders’ Equity:
Apollo Global Management, LLC shareholders’ Equity
Additional paid in capital	—	—	2,114,747	2,114,747
Accumulated deficit	748,076	2,186,153	(4,303,963)	(1,369,734)
Appropriated partners’ capital	—	954,480	(39,608)	914,872
Accumulated other comprehensive income (loss)	39,642	(2,660)	(39,920)	(2,938)
Total Apollo Global Management, LLC shareholders’ equity	787,718	3,137,973	(2,268,744)	1,656,947
Non-Controlling Interests in consolidated entities	9,299	1,258,346	2,083,645	3,351,290
Non-Controlling Interests in Apollo Operating Group	790,536	—	—	790,536
Total Shareholders’ Equity	1,587,553	4,396,319	(185,099)	5,798,773
Total Liabilities and Shareholders’ Equity	$3,485,293	$19,939,018	$223,490	$23,647,801

(1)	Includes eliminations for VIE and Fund consolidation and entities not included in the Apollo Operating Group.